DATE:  OCTOBER  21,  1997


                                PROMISSORY NOTE
                                ---------------

                           Redwood City, California


     FOR VALUE RECEIVED, PENN OCTANE CORPORATION, a Delaware corporation ("Company"), promises to pay to Clint Norton, or registered assigns ("Holder"), at the office of the Company in Redwood City, California or such other place as Holder may designate in writing at least three business days prior to the date fixed for such payment, the entire principal sum of Ninety Thousand Dollars ($90,000), together with interest thereon, on the earlier of
(i) a date determined by the Company within ten (10) business days of the closing date of any public offering of debt or equity securities of the Company, resulting in net proceeds to the Company in excess of $5,000,000, and
(ii) June 30, 1998, (the "Payment Date"), at which time all principal and any accrued and unpaid interest thereon shall be due and owing. This Note shall accrue interest from the date hereof at the rate of ten (10%) per annum, payable quarterly on March 31, June 30, September 30 and December 31 in each year. This Note may be prepaid at any time prior to maturity without penalty in an amount equal to the principal amount hereof plus interest thereon to the date fixed for prepayment.

     All payments of principal and interest hereunder shall be payable in lawful money of the United States.

     The Company shall be in default hereunder upon the occurrence of any of the following events: (i) the failure by the Company to make any payment of principal or interest when due hereunder and such failure shall have continued for a period of ten (10) days; (ii) the commencement by the Company of a voluntary case in a bankruptcy or insolvency proceeding or the entry of a decree or order by a court of competent jurisdiction adjudicating the Company a bankrupt or the appointment of a receiver or trustee of the Company upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit; (iii) the entry of an order for relief approving a petition for reorganization or arrangement filed against the Company under the Federal bankruptcy laws and such order remains in force and unvacated thirty (30) days; (iv) an assignment for the benefit of creditors by the Company; (v) the occurrence of any event of default under the terms of any indebtedness of the Company for borrowed money in excess of $50,000, provided that such indebtedness has been accelerated because of such default; or (vi) the existence of any judgment in excess of $50,000 against, or any attachment of material property, of the Company.

     At any time when an event of default hereunder shall have occurred and shall be continuing, Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness thereof to be immediately due and payable, together with accrued interest thereon, and payment thereof may be enforced by suit or other process of law.

     If this Note is not paid when due, whether at maturity or by acceleration, the Company agrees to pay all reasonable costs of collection and such costs shall include without limitation all costs, attorneys' fees and expenses incurred by Holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceedings involving
Holder, or involving any endorser or guarantor hereof, which in any way affects the exercise by Holder hereof of its rights and remedies under this Note.

     Presentment, demand, protest, notice of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived.

     The terms "Company" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and permitted assigns.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to such state's conflicts of law provisions. Each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.


                                   PENN  OCTANE  CORPORATION


                                   By:  /s/  Jerome  B.  Richter
                                        ------------------------
                                        Jerome  B.  Richter
                                        Chairman,  President  and
                                        Chief  Executive  Officer